UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 13, 2019

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Pursuant to its prior announcement, on March 13, 2019, Tesla, Inc. (“Tesla”) appointed Zachary Kirkhorn as its Chief Financial Officer to succeed Deepak Ahuja. Mr. Kirkhorn, 34, first joined Tesla in March 2010 and has continuously served in various roles in its finance department other than a two-year period between 2011 and 2013 during which he obtained his M.B.A. from Harvard Business School, including most recently as Vice President, Finance, Financial Planning and Business Operations since December 2018. In connection with the appointment, Mr. Kirkhorn will receive a stock option grant of $12 million and a restricted stock unit grant of $4 million, which will be granted and will vest over four years in accordance with Tesla’s standard equity policies.

Also on March 13, 2019, Tesla appointed Vaibhav Taneja, Tesla’s current Corporate Controller since May 2018, as its Chief Accounting Officer. Mr. Taneja, 41, previously served as Tesla’s Assistant Corporate Controller between February 2017 and May 2018, and as Vice President of SolarCity Corporation in its accounting functions between March 2016 and February 2017 as well as its Corporate Controller from August 2016. Prior to that, Mr. Taneja was employed at PricewaterhouseCoopers in India and the U.S. between July 1999 and March 2016, including most recently as a Senior Manager in its Assurance practice. In connection with the appointment, Mr. Taneja will receive a stock option grant of $6 million and a restricted stock unit grant of $2 million, which will be granted and will vest over four years in accordance with Tesla’s standard equity policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Jonathan A. Chang
Jonathan A. Chang General Counsel

Date: March 14, 2019